UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  October 22, 2012

HARBINGER GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-4219 (Commission File No.)	74-1339132 (IRS Employer Identification No.)

450 Park Avenue, 27th Floor New York, New York 10022 (Address of principal executive offices)

(212) 906-8555
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.          Regulation FD Disclosure

On October 22, 2012, Spectrum Brands Holdings, Inc. (“Spectrum Brands”), a majority owned subsidiary of Harbinger Group Inc. (“HGI”), filed a Current Report on Form 8-K (“SB 8-K”) announcing it had issued (a) a press release discussing among other things, selected preliminary, unaudited financial results for fiscal 2012 and (b) a lender presentation.

On October 22, 2012, Spectrum Brands, Inc. (“SBI”), a majority indirectly-owned subsidiary of HGI, filed a Current Report on Form 8-K (“SBI 8-K” and, together with the SB 8-K, the “Spectrum 8-Ks”) furnishing additional preliminary, unaudited financial results for SBI for fiscal 2012.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Spectrum 8-Ks and documents referenced therein. Interested parties should read the Spectrum 8-Ks and other announcements and public filings by both Spectrum Brands and SBI. Spectrum Brands’ and SBI’s filings with the Securities and Exchange Commission are available at www.sec.gov.

This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of HGI’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

HARBINGER GROUP INC.

By:	/s/ Ehsan Zargar
Name:	Ehsan Zargar
Title:	Vice President, Counsel and Corporate Secretary

Dated:  October 22, 2012